Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACT: Michael H. Magusiak
August 5, 2010	President and Chief Executive Officer
3:00 p.m. Central Time	(972) 258-8507

CEC ENTERTAINMENT TAPS VETERAN AUDIT PARTNER AS CHIEF FINANCIAL OFFICER

IRVING, TX, August 5, 2010 (BUSINESS WIRE) – CEC Entertainment, Inc. (NYSE: CEC) today announced the appointment of Tiffany B. Kice to the position of Executive Vice President, Chief Financial Officer and Treasurer, effective August 16, 2010.

Tiffany Kice, a Certified Public Accountant, has over 22 years of accounting and retail experience, including spending the past 14 years in public accounting with KPMG LLP where she has served as an Audit Partner since 2006. During her tenure at KPMG, Ms. Kice performed financial statement audits, audits of internal controls, and other related services for several large public companies, including a significant number of multi-location companies in the restaurant and retail industries.

CEC Entertainment, Inc. President and CEO Michael H. Magusiak said “The Board and I are pleased that we have been able to attract a CFO candidate with Tiffany's qualifications and believe her extensive experience across several consumer-related industries will benefit the Company and its shareholders in the years ahead.  Tiffany brings with her a deep understanding of accounting matters, management experience and executive leadership that represent a tremendous asset for CEC.”

Ms. Kice stated that “CEC is one of the most recognized and successful brand names in the industry and I am honored to be joining this organization as CFO.  I see this as a tremendous opportunity and I am excited to be joining a company with such a long history of success in serving families with young children.  I look forward to being a part of CEC’s executive leadership team and working to ensure its future growth.”

About CEC Entertainment, Inc.:

Celebrating over 30 years of success as a place Where a Kid can be a Kid(R), CEC Entertainment, Inc. is a nationally recognized leader in family dining and entertainment. Chuck E. Cheese's stores feature musical and comic entertainment by robotic and animated characters, arcade-style and skill oriented games, video games, rides and other activities intended to appeal to families with children between the ages of two and 12 and offers a variety of pizzas, sandwiches, appetizers, a salad bar and desserts. The Company and its franchisees operate a system of 546 Chuck E. Cheese's stores located in 48 states (excluding Wyoming and Vermont) and six foreign countries or territories. Currently, 498 locations in the United States and Canada are owned and operated by the Company. For more information, see the Company's website at www.chuckecheese.com.

Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as "may," "should," "could," "believe," "predict," "potential," "continue," "plan," "intend," "expect," "anticipate," "future," "project," "estimate" and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management's current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2010. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Competition in both the restaurant and entertainment industries;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers' health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Continued existence or occurrence of certain public health issues;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Adverse affects of local conditions, events and natural disasters;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Conditions in foreign markets;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems;

•	Application of and changes in generally accepted accounting principles; and

•	Failure to establish, maintain and apply adequate internal control over financial reporting.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.